Exhibit 10.2

REGISTRATION RIGHTS AGREEMENT

THIS AGREEMENT made as of February 4, 1991 between Johnson Worldwide Associates, Inc., a Wisconsin corporation (the "Company"), and Samuel C. Johnson, an individual resident of the State of Wisconsin ("Mr. Johnson").

W I T N E S S E T H :

WHEREAS, Mr. Johnson holds indirectly the number of shares of Class A Common Stock of the Company (the "Class A Stock") as set forth on Exhibit A hereto (the "Shareholder Stock");

WHEREAS, Mr. Johnson desires to receive certain registration rights from the Company with respect to the Shareholder Stock in order to facilitate his estate and financial planning;

WHEREAS, the Company desires to receive a right of first refusal with respect to the Shareholder Stock; and

WHEREAS, the Company believes that the registration rights set forth in this Agreement will contribute to an orderly and stable market for the Class A Stock.

NOW THEREFORE, in consideration of the foregoing and the mutual covenants contained herein, the parties hereto agree as follows:

1.        Definitions.  As used hereafter in this Agreement, the following terms shall have the following definitions:

(a)      The term "Person" means an individual, a partnership, a corporation, a financial institution, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

(b)      The term "Registrable Securities" means (i) the Shareholder Stock, (ii) any common equity issued or issuable with respect to the Shareholder Stock by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization.  In the event of any subdivision or consolidation of, or any other similar corporate action affecting, the Registrable Securities, the 300,000 share request requirement set forth in Section 2(a) hereof shall be proportionately adjusted.  As to any particular Registrable Securities, such securities will cease to be Registrable Securities when they have (x) been effectively registered under the 1933 Act and disposed of in a public offering in accordance with the registration statement covering them or (y) been otherwise transferred, by sale, pledge or otherwise, to a Person other than Mr. Johnson; Imogene P. Johnson; any lineal descendant of Mr. Johnson; any guardian, custodian or personal representative of any of the foregoing individuals; the trustee of a trust principally for the benefit of any of such individuals; any corporation, partnership or other entity so long as any of such individuals are the holders, directly or indirectly, of a majority of such entity's voting and equity securities; or a financial institution (but only as collateral for a loan to the Shareholder pursuant to a written pledge agreement).  Upon written request of the Shareholder, the Company may, at its option, from time to time designate additional shares of Class A Stock as "Registrable Securities."

(c)      The term "1933 Act" means the Securities Act of 1933, as amended, or any similar federal law then in force.

(d)      The term "Securities and Exchange Commission" includes any governmental body or agency succeeding to the functions thereof.

(e)      The term "Shareholder" shall mean (i) Mr. Johnson during his lifetime and prior to the appointment of any guardian for him, and thereafter (ii) the written designee of the Person who was most recently the Shareholder (only so long as such written designee holds, directly or indirectly, at least the number of Registrable Securities required to meet the 300,000 share request requirement in Section 2(a) hereof); provided that no more than one Person shall be the Shareholder at any point in time.  No written designation by a Person pursuant to Section 1(e)(ii) hereof shall be effective until delivered to the Company and any subsequent written designation by such Person so delivered shall supersede any prior written designation by such Person.  Notwithstanding Section 1(e)(ii) hereof, if no Person has been the Shareholder for a period of one month, the Person, if any, holding, directly or indirectly, the largest number of Registrable Securities in excess of the 300,000 share request requirement in Section 2(a) hereof, other than a Pledgee, shall be the Shareholder.  No Person shall have any liability as the Shareholder pursuant to this Agreement prior to exercising any rights hereunder.

(f)       The term "Participating Holder" means a holder of Registrable Securities who has agreed in writing to be subject to certain provisions of this Agreement as provided in Section 8(b) or Section 9(b) hereof.

2.        Demand Registrations.

(a)      Right to Demand Registration.  Except as otherwise provided in this Agreement, upon the request of the Shareholder to register not less than 300,000 shares of Registrable Securities held by Participating Holders for the purpose of making an underwritten public offering, the Company will prepare and file on Form S‑1, S‑2 or S‑3 (or on such other form as the Company shall determine) with the Securities and Exchange Commission a registration statement under the 1933 Act covering such Registrable Securities.  Each registration requested pursuant to and in compliance with this Section 2(a) is referred to herein as a "Demand Registration" and each underwritten public offering related thereto is referred to herein as a "Public Offering."  There shall be no more than a total of three Demand Registrations effected pursuant to this Agreement.

(b)      Mechanics of Demand Registrations.

(i)       The Company shall be deemed to have received a request for a Demand Registration as provided in Section 2(a) hereof if it receives a written statement signed by the Shareholder requesting that the Company effect a Demand Registration and specifying the Participating Holders and the number of Registrable Securities to be registered by each (the "Demand Request").

(ii)      The Company may include, as determined in its sole discretion, in any Demand Registration any additional securities of the Company (whether newly issued or then outstanding).  If the managing underwriter of the Public Offering advises the Company in writing that in its opinion it would be desirable to reduce the number of Registrable Securities and other securities included in the Demand Registration in order to permit the orderly sale at a reasonable price of such securities, the Company will include in such registration, prior to the inclusion of any other securities, the Registrable Securities included in the Demand Request.  If any Public Offering is conducted on a best efforts basis, the Registrable Securities included pursuant to the Demand Request shall be deemed sold prior to the sale of any additional securities.

(c)      Restrictions on Registrations.

(i)       The Company will not be obligated to effect any Demand Registration (A) which would require that financial statements of the Company other than audited fiscal year‑end financial statements be included in the registration statement, unless the Shareholder agrees to pay all expenses (other than internal Company expenses) relating to any special audit and/or other accounting or auditing procedures deemed necessary by the Company, in its sole discretion, with respect to such registration; or (B) within six months after the effective date of a previous Demand Registration.

(ii)      The Company may postpone for a reasonable period of time the filing or effectiveness of, or suspend sales under, a registration statement with respect to a Demand Registration if the Company's board of directors determines that such Demand Registration and Public Offering might reasonably be expected to (A) adversely affect the Company or holders of the Company's securities, or (B) require premature public disclosure of, have an adverse effect on, or be inadvisable in view of, any proposal or plan by the Company or any of its subsidiaries to engage in any sale of securities, financing, acquisition of assets (other than in the ordinary course of business) or any merger, consolidation, tender offer or similar transaction; provided that in such event, the Shareholder will be entitled to withdraw such Demand Request and, if such request is withdrawn, (x) such Demand Registration will not count as one Demand Registration effected pursuant to Section 2(a) hereof and (y) the Shareholder will not be liable for any of the expenses referred to in Section 2(e) hereof.  In the event of any postponement or suspension pursuant to this Section 2(c)(ii), Section 2(c)(i)(A) hereof shall no longer apply to such Demand Registration (unless the Demand Request is withdrawn).  The Company shall promptly notify the Shareholder in writing of any such postponement or suspension.

(d)      Selection of Underwriters.  The Company will have the right to select the underwriters who will manage any Public Offering, which underwriters shall be nationally recognized, subject to the approval of the Shareholder, which approval shall not unreasonably be withheld.

(e)      Registration Expenses.

(i)       All expenses incident to the Company's performance of or compliance with a Demand Request, whether or not the registration becomes effective, including without limitation all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, fees and expenses incurred in connection with clearance by the National Association of Securities Dealers, Inc., printing expenses, messenger and delivery expenses, and fees and disbursements of counsel for the Company and all independent certified public accountants, underwriters (including discounts and commissions) and other Persons retained by the Company (all such expenses being herein called "Registration Expenses"), will be borne by the Shareholder, except that the Company will, in any event, pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit or quarterly review, and the expenses and fees for listing the securities to be registered on each securities exchange on which similar securities issued by the Company are then listed.

(ii)      Notwithstanding the foregoing, if additional securities are to be sold in such Demand Registration pursuant to Section 2(b)(ii) hereof, each holder of such additional securities will pay such holder's pro‑rata Registration Expenses in the same proportion that the amount of such additional securities to be sold by such holder bears to the aggregate amount of securities to be so registered; provided that if the Company makes or has made other arrangements for the payment of expenses allocable to the holders of such additional shares pursuant to this Section 2(e)(ii), the Shareholder as such shall in no event be required to pay such expenses.

3.        Piggyback Registration Rights.  In addition to the Demand Registration rights provided in Section 2 hereof, if the Company shall at any time determine to register shares (including pursuant to a Demand Registration if the Shareholder has made an assignment as permitted by Section 9 hereof) of Class A Stock or other equity security (the "Original Shares") under the 1933 Act for the purpose of making an underwritten public offering thereof (the "Piggyback Offering"), the Company shall give written notice thereof to the Shareholder as promptly as practicable.  If and to the extent requested by the Shareholder in writing (which request shall specify the Participating Holders and number of the Registrable Securities to be registered by each) within fifteen days after receipt of any such notice, the Company will use its best efforts to register Registrable Securities held by Participating Holders concurrently with the Original Shares and on the same terms and conditions as the Piggyback Offering, unless in the opinion of the managing underwriters of such offering it would be desirable not to include such additional Registrable Shares in order to permit the orderly sale at a reasonable price of the Original Shares.  In connection with any Piggyback Offering in which Registrable Securities are included at the request of the Shareholder pursuant to this Section 3 hereof, the Shareholder shall be solely responsible for fees and expenses of counsel of any Participating Holders and underwriting discounts and commissions attributable to such Registrable Securities, and all other expenses incident to the Piggyback Offering (including without limitation the expenses set forth in Section 2(e)(i)) shall be borne by the Shareholder in the same proportion that the amount of securities to be sold in the Piggyback Offering by the Participating Holders bears to the aggregate amount of all securities to be sold in such offering.

4.        Holdback Agreements.

(a)      The Shareholder agrees not to effect any public sale or distribution of equity securities of the Company, or any securities convertible into or exchangeable or exercisable for such securities, during the seven days prior to and the ninety day period beginning on the effective date of any Demand Registration or registration pursuant to Section 3 hereof (except as part of such registration), unless the underwriters managing the related public offering otherwise agree.

(b)      The Company agrees not to effect any public sale or distribution of equity securities of the Company, or any securities convertible into or exchangeable or exercisable for such securities, during the seven days prior to and the ninety day period beginning on the effective date of any Demand Registration (except as part of such registration, a registration of a stock option, incentive, compensation, profit sharing or other employee benefit plan or of securities issued or issuable pursuant to any such plan, a registration of securities proposed to be issued in exchange for the securities or assets of, or in connection with, a merger or consolidation involving another corporation, or except in connection with a stock dividend), unless the underwriters managing the related public offering otherwise agree.

5.        Registration Procedures.  Whenever the Shareholder has requested that any Registrable Securities be registered pursuant to Section 2(a) hereof, except as otherwise provided herein, the Company will as soon as reasonably possible:

(a)      Prepare and file with the Securities and Exchange Commission a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective; provided that in no event shall the Company be required to file a registration statement prior to sixty days, in the case of a registration on Form S‑1, or thirty days, in the case of a registration on Form S‑2 or Form S‑3, following receipt of a Demand Request.

(b)      Prepare and file with the Securities and Exchange Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of not less than ninety days.

(c)      Furnish to the Shareholder such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as the Shareholder may reasonably request.

(d)      Use its best efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as the Shareholder reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to allow the disposition of such Registrable Securities in such jurisdictions (provided that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph, (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction);

(e)      Notify the Shareholder, at any time when a prospectus relating thereto is required to be delivered under the 1933 Act, of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and, if reasonably requested by the underwriters or the Shareholder, the Company will prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading;

(f)       Use its best efforts to cause all such Registrable Securities to be quoted or listed on each quotation system or securities exchange on which similar securities issued by the Company are then quoted or listed;

(g)      Take such customary actions and enter into such customary agreements (including underwriting agreements in customary form) as the Shareholder shall reasonably request.

(h)      Make available for inspection by the Shareholder, any underwriter participating in the related public offering, and any attorney, accountant or other agent retained by such underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors, employees and independent accountants to supply all information reasonably requested by the Shareholder or any such underwriter, attorney, accountant or agent in connection with the preparation of such registration statement; provided, in any case, that the Shareholder and any such underwriter, attorney, accountant or agent enter into such customary confidentiality agreement as the Company shall reasonably request.

6.        Right of First Refusal.

(a)      Each request for registration by the Shareholder pursuant to Section 2(a) or, if applicable, Section 3 hereof shall constitute an offer to sell to the Company all, but not less than all, of the Registrable Shares covered by such request (the "Offered Shares") on the terms and conditions set forth in this Section 6.

(b)      The Company may elect to purchase all, but not less than all, of the Offered Shares pursuant to this Section 6 by sending written notice of such election to the Shareholder at any time prior to the earlier of (i) the effectiveness of the registration statement which relates to such request or (ii) the withdrawal of such request.

(c)      The purchase price (the "Purchase Price") for the Offered Shares purchased pursuant to this Section 6 shall be equal the average of the closing prices of the Class A Stock on the five trading days prior to the date on which the Company sends the notice referred to in Section 6(b) hereof as reported on the NASDAQ National Market System (or on such other quotation system or exchange on which the Class A Stock is then quoted or listed) multiplied by the number of Offered Shares.

(d)      The closing (the "Closing") of a purchase of Offered Shares by the Company pursuant to this Section 6 shall be held on the date (the "Closing Date") designated by the Company in the written notice referred to in Section 6(b) hereof.  The Closing Date shall not be less than two, and not more than twenty‑five, business days following the date on which the Company sends such notice.  At the Closing, the Company shall deliver to the Shareholder the Purchase Price in cash or its equivalent and the Shareholder shall deliver to the Company certificates with stock powers duly executed in blank representing all of the Offered Shares, free and clear of all liens and encumbrances.  One Demand Registration shall be deemed to have been effected pursuant to this Agreement upon each purchase of Offered Shares by the Company pursuant to this Section 6.

(e)      Notwithstanding the provisions of Section 6(a) through (c) hereof, if the Purchase Price is equal to less than 90% of the average of the closing prices of the Class A Stock on the five trading days prior to the date on which the Company received the request for registration pursuant to Section 2(a) or Section 3 hereof as reported on the NASDAQ National Market System (or on such other quotation system or exchange on which the Class A Stock is then quoted or listed) multiplied by the number of Offered Shares, the Shareholder shall have the right to withdraw such request for registration with the effect that (i) the Company shall not be entitled to purchase the Offered Shares pursuant to this Section 6 and (ii) in the case of a Demand Request, such Demand Registration will not count as one Demand Registration effected pursuant to Section 2(a) hereof.  In order to exercise the right provided in this Section 6(e), the Company must receive written notice of such exercise by the Shareholder within one business day after the Shareholder receives the written notice set forth in Section 6(b) hereof.

(f)       Notwithstanding the provisions of this Section 6, after the death of Mr. Johnson, any election by the Company pursuant to Section 6(b) hereof shall be subject to the following additional terms and conditions:

(i)       The Closing Date shall be not less than five business days following the date on which the Company sends the written notice referred to in Section 6(b) hereof.

(ii)      If at any time prior to the Closing the Shareholder delivers to the Company an opinion of counsel (which counsel is reasonably satisfactory to the Company) to the effect that at least 5% of the Offered Shares would not, in such counsel's opinion, either (A) qualify for redemption treatment under Section 303 of the Internal Revenue Code of 1986, as amended (the "Code") or (B) qualify for treatment as an exchange as specified in Section 302(b) of the Code, the Company shall not be entitled to make the election referred to in Section 6(b) hereof.

7.        Indemnification.

(a)      In connection with any registration statement filed pursuant to this Agreement, the Company agrees to indemnify, to the extent permitted by law, the Shareholder and, if any, the officers and directors of, and each Person who controls, (within the meaning of the 1933 Act) the Shareholder against all losses, claims, damages, liabilities and expenses resulting from any untrue or alleged untrue statement of a material fact contained in any such registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are made in reliance on any information or affidavit furnished to the Company by the Shareholder or any Participating Holder expressly for use therein.

(b)      In connection with any registration statement filed pursuant to this Agreement, the Shareholder will furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such registration statement or prospectus and, to the extent permitted by law, will indemnify the Company, its directors and officers and each Person who controls the Company (within the meaning of the 1933 Act) against any losses, claims, damages, liabilities and expenses resulting from any untrue or alleged untrue statement of a material fact contained in the registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished by the Shareholder or any Participating Holder.

(c)      Any Person entitled to indemnification hereunder will (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party.  The indemnifying party will not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent will not be unreasonably withheld).  An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim.

(d)      The indemnification provided for under the Agreement will remain in full force and effect regardless of any other agreement for indemnification or any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and will survive the transfer of securities.  Each indemnified party also agrees to make such provisions as are reasonably requested by any indemnified party for contribution to such party in the event indemnification is unavailable for any reason.

8.        Participation in Registrations.

(a)      No Person may participate in any registration hereunder unless such Person (i) agrees to sell such Person's securities on the basis provided in any underwriting arrangements approved by the Company, (ii) furnishes in writing to the Company all information and affidavits reasonably requested by the Company and (iii) completes and executes all customary questionnaires, powers of attorney, custody agreements, indemnities (including indemnification of the Company by such Person), underwriting agreements and other documents required under the terms of such underwriting arrangements or reasonably requested by the Company.

(b)      Notwithstanding anything in this Agreement to the contrary, the Company shall have no obligation to register, pursuant to Section 2(a) or Section 3 hereof, any Registrable Securities unless and until the holder thereof shall have agreed in writing (i) to be included in the request for registration pursuant to Section 2(a) or Section 3 hereof and (ii) to be subject to the provisions of Section 6 and Section 8 hereof.

9.        Assignment.

(a)      The Shareholder shall have the right to assign in writing the right to request one or more of the Demand Registrations provided in Section 2(a) hereof (but only to the extent that such Demand Registrations have not been otherwise assigned or effected, or are not then the subject of a Demand Request) to any financial institution (the "Pledgee") pursuant to the terms and conditions set forth in Section 9(b) hereof, but only if such financial institution holds Registrable Shares as collateral pursuant to the terms of a written pledge agreement.  No other assignment (other than designation as provided in Section 1(e) hereof) of the registration or other rights of the Shareholder provided in this Agreement may be made by the Shareholder without the written consent of the Company.  If any assignment described in this Section 9 terminates before each of the Demand Registrations provided for therein has been effected, the right to request any Demand Registration not so effected shall revert to the Shareholder.

(b)      In the case of an assignment as provided in Section 9(a) hereof, (x) the Pledgee shall agree in writing to be bound by the terms and conditions of this Agreement in any such assignment (with the Company as a third party beneficiary thereof), or such assignment shall be void and of no further effect, (y) no such assignment shall be effective unless and until the Company receives a copy of such assignment, and (z) this Agreement shall be deemed to read as follows with respect to any exercise of a Demand Registration right by the Pledgee:

(i)       "Pledgee" shall be substituted for "Shareholder" in Sections 2(a), 2(b), 2(c) (other than Section 2(c)(ii)(y)), 2(d), 5 and 6 (other than Section 6(f)) hereof.

(ii)      "Shareholder and the Pledgee, jointly and severally" shall be substituted for "Shareholder" in Section 2(e)(i) hereof.

(iii)     "Shareholder and the Pledgee" shall be substituted for "Shareholder" in Sections 2(c)(ii)(y), 2(e)(ii), 4(a) and 10(b) hereof.

(iv)     Section 7(a) and Section 7(b) hereof shall be both (A) read as written and (B) read with "Pledgee" substituted for "Shareholder" and with "or any Participating Holder" deleted.

(v)      "Shareholder and, to the extent that the Pledgee's rights under this Agreement would be materially adversely affected, the Pledgee" shall be substituted for "Shareholder" in Section 10(a) hereof.

(vi)     All other sections of this Agreement shall read as written.

10.      Miscellaneous.

(a)      Amendments and Waivers.  The provisions of this Agreement may be amended only by the written consent of the Company and the Shareholder.

(b)      Successors and Assigns.  All covenants and agreements in this Agreement by or on behalf of any of the parties hereto will bind and inure to the benefit of the respective successors and assigns of the Company and, to the extent provided in this Agreement, the Shareholder.

(c)      Severability.  Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

(d)      Descriptive Heading.  The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

(e)      Governing Law.  All questions concerning the construction, validity and interpretation of this Agreement and the exhibits hereto will be governed by the internal laws of the State of Wisconsin.

(f)       Notices.  All notices, demands or other communications to any party to be given or delivered under or by reason of the provisions of this Agreement will be in writing and will be deemed to have been given when delivered personally or when mailed by certified or registered mail, return receipt requested and postage prepaid.

(i)       Notices, demands and other communications to be sent to the Company and the Shareholder shall be sent to the respective addresses indicated below:

Johnson Worldwide Associates, Inc.
222 Main Street
Racine, Wisconsin 53403
Attention: President

Mr. Samuel C. Johnson
c/o J/K Management Services, Inc.
4041 North Main Street
Racine, Wisconsin 53402
Attention: John Schroeder

or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.

(ii)      Notices, demands and other communications to be sent to a Pledgee, if any, shall be sent to the address and to the attention of such person as such Pledgee shall have specified by prior written notice to the sending party.

(g)      Counterparts.  This Agreement may be executed in two or more counterparts any one of which need not contain the signature of more than one party, but all such counterparts together will constitute one and the same Agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

JOHNSON WORLDWIDE ASSOCIATES, INC.

By	/s/ Terence S. Malone
	Its	President

/s/ Samuel C. Johnson
Samuel C. Johnson

EXHIBIT A

Holder of Record	Number of Shares of Class A Common Stock

Samuel C. Johnson 1988 Trust No. 1 u/a dated September 14, 1988	1,243,206

S.C.J. Marketing, Inc.	165,690